Exhibit 99.1

FINANCIAL STATEMENTS

PLAINS ENERGY INVESTMENTS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2009 and December 31, 2008	F-3

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 and for the Period from inception (April 18, 2008) through December 31, 2009	F-4

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2009 and 2008 and for the period from inception (April 18, 2008) through December 31, 2009	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008 and for the period from inception (April 18, 2008) through December 31, 2009	F-6

Notes to Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Plains Energy Investments, Inc.:

We have audited the accompanying balance sheets of Plains Energy Investments, Inc. (an exploration stage company) (the Company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008 and for the period from April 18, 2008 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008 and for the period from April 18, 2008 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

April 9, 2010

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$691,263	$1,775,423
Short-Term Investments	275,151	—
Other Current Assets	7,781	—
Total Current Assets	974,195	1,775,423

PROPERTY AND EQUIPMENT
Oil and Gas Properties — Unproved Using Full Cost Accounting:
Leaseholds — Montana	2,134,744	872,375
Leaseholds — North Dakota	2,342,492	—
Total Oil and Gas Properties — Unproved	4,477,236	872,375
Office Equipment and Furniture, Net	17,718	—
Total Property and Equipment, Net	4,494,954	872,375

Total Assets	$5,469,149	$2,647,798

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$30,712	$—
Other Current Liabilities	5,833	6,464
Total Current Liabilities	36,545	6,464

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 100,000,000 Shares Authorized, 21,119,505 Shares Outstanding (2008 — 16,790,001 Shares Outstanding)	21,120	16,790
Additional Paid-In Capital	7,665,456	2,607,810
Retained Earnings (Deficit) Accumulated during Exploration Stage	(2,260,458)	16,734
Accumulated Other Comprehensive Income	6,486	—
Total Stockholders’ Equity	5,432,604	2,641,334

Total Liabilities and Stockholders’ Equity	$5,469,149	$2,647,798

The accompanying notes are an integral part of these financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009,

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2008 AND

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2009

		From	From
		Inception on	Inception on
		April 18,	April 18,
	Year	2008	2008
	Ended	Through	Through
	December 31,	December 31,	December 31,
	2009	2008	2009

REVENUES	$—	$—	$—

EXPENSES
Share Based Compensation	2,244,504	—	2,244,504
General and Administrative Expense	63,695	3,559	67,254
Depreciation Expense	30	—	30
Total Expenses	2,308,229	3,559	2,311,788

LOSS FROM OPERATIONS	(2,308,229)	(3,559)	(2,311,788)

OTHER INCOME	31,037	26,757	57,794

INCOME (LOSS) BEFORE INCOME TAXES	(2,277,192)	23,198	(2,253,994)

PROVISION FOR INCOME TAXES	—	6,464	6,464

NET INCOME (LOSS)	$(2,277,192)	16,734	$(2,260,458)

Net Income (Loss) Per Common Share — Basic and Diluted	$(0.13)	$0.00	$(0.13)

Weighted Average Shares Outstanding — Basic and Diluted	18,159,489	15,570,699	17,087,406

The accompanying notes are an integral part of these financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2009

				Retained
				Earnings	Accumulated
				(Deficit)	Other
			Additional	Accumulated	Comprehensive	Total
	Common Stock		Paid-In	During the	Income	Stockholders’
	Shares	Amount	Capital	Exploration Stage	(Loss)	Equity

Balance at Inception (April 18, 2008)	—	$—	$—	$—	$—	$—

Sale of 9,300,000 Common Shares at $.0003 Per Share	9,300,000	9,300	(6,200)	—	—	3,100

Sale of 7,490,001 Common Shares at $.35 Per Share	7,490,001	7,490	2,614,010	—	—	2,621,500

Net Income	—	—	—	16,734	—	16,734

Balance — December 31, 2008	16,790,001	16,790	2,607,810	16,734	—	2,641,334

Sale of 3,393,921 Common Shares at $.85 Per Share	3,393,921	3,394	2,881,439	—	—	2,884,833

Issued 43,500 Common Shares as Consulting Fees	43,500	44	36,931	—	—	36,975

Issued 202,083 Common Shares related to Capital Raise	202,083	202	(202)	—	—	—

Private Placement Costs net of Common Shares Issued	—	—	(67,361)	—	—	(67,361)

Fair Value of Warrants Issued	—	—	2,076,841	—	—	2,076,841

Issued 150,000 Common Shares as Compensation	150,000	150	127,350	—	—	127,500

Issued 540,000 Common Shares of Restricted Stock	540,000	540	(540)	—	—	—

Restricted Stock Grant Compensation	—	—	3,188	—	—	3,188

Unrealized Gain on Available for Sale Investments	—	—	—	—	6,486	6,486

Net Loss	—	—	—	(2,277,192)		(2,277,192)

Balance — December 31, 2009	21,119,505	$21,120	$7,665,456	$(2,260,458)	$6,486	$5,432,604

The accompanying notes are an integral part of these financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2008 AND

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2009

		From	From
		Inception on	Inception on
		April 18,	April 18,
	Year	2008	2008
	Ended	Through	Through
	December 31,	December 31,	December 31,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(2,277,192)	$16,734	$(2,260,458)
Adjustment to Reconcile Net Income (Loss) to Net Cash Provided by (Used for) Operating Activities:
Provision for Income Tax	—	6,464	6,464
Depreciation and Amortization	30	—	30
Gain on Sale of Available for Sale Securities	(14,803)	—	(14,803)
Share Based Compensation	2,244,504	—	2,244,504
Increase in Other Current Assets	(7,781)	—	(7,781)
Increase in Accounts Payable	30,712	—	30,712
Increase in Other Current Liabilities	(631)	—	(631)
Net Cash Provided by (Used for) Operating Activities	(25,161)	23,198	(1,963)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Office Equipment and Furniture	(17,748)	—	(17,748)
Acquisition of Leasehold Interests	(3,604,861)	(872,375)	(4,477,236)
Purchase of Available for Sale Securities	(569,321)	—	(569,321)
Proceeds for Sales of Available for Sale Securities	315,459	—	315,459
Net Cash Used For Investing Activities	(3,876,471)	(872,375)	(4,748,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock - Net of Issuance Costs	2,817,472	2,624,600	5,442,072

NET INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS	(1,084,160)	1,775,423	691,263

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	1,775,423	—	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$691,263	$1,775,423	$691,263

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$—	$—	$—
Cash Paid During the Period for Income Taxes	$6,464	$—	$6,464

Non-Cash Financing and Investing Activities
Payment of Capital Raise Costs with Issuance of Stock	$171,771	$—	$171,771
Fair Value of Warrants Granted as Compensation	$2,076,841	$—	$2,076,841
Payment of Compensation through Issuance of Common Stock	$130,688	$—	$130,688
Payment of Consulting Fees through Issuance of Stock	$36,975	$—	$36,975

The accompanying notes are an integral part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2009 and 2008

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Plains Energy Investments, Inc.  (the “Company,” “we,” “us,” “our” and words of similar import) is an exploration stage company formed in April 2008 for the purpose of acquiring acreage in prospective natural resource plays in Montana and across the Williston Basin of the United States.  The Company is chartered to accumulate acreage blocks and build net asset value via the production of hydrocarbons in repeatable and scalable opportunities.

The Company is governed by a board of directors and managed by its officers.  The affairs of the Company are governed by Nevada law and the Company’s Bylaws.

Management has determined that the Company should focus on projects in the oil and gas industry primarily based in the Rocky Mountains and specifically the Williston Basin Bakken Shale formation. This is based upon a belief that the Company is able to create value via strategic acreage acquisitions and convert the value or portion thereof into production by utilizing experienced industry partners specializing in the specific areas of interest.  The Company has targeted specific prospects and has engaged in the drilling for oil and gas.  The Company is currently an exploration stage company.

The Company has two employees as of December 31, 2009, Chief Executive Officer J.R. Reger and Chief Financial Officer Mitch Thompson.  The Company will seek to retain independent contractors to assist in operating and managing the prospects as well as to carry out the principal and necessary functions incidental to the oil and gas business.  With the continued acquisition of oil and gas properties, the Company intends to continue to establish itself with industry partners best suited to the areas of operation.  As the Company continues to establish a revenue base with cash flow, it may seek opportunities more aggressive in nature.

As an independent oil and gas producer, the Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices of natural gas and oil.  Historically, the energy markets have been very volatile and it is likely that oil and gas prices will continue to be subject to wide fluctuations in the future.  A substantial or extended decline in natural gas and oil prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and access to capital, and on the quantities of natural gas and oil reserves that can be economically produced.

NOTE 2     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of interest-bearing bank accounts and money market funds.  Our cash positions represent assets held in checking and money market accounts.  These assets are generally available to us on a daily or weekly basis and are highly liquid in nature.  Due to the balances being greater than $250,000, we do not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Short-Term Investments

All marketable debt and equity securities that are included in short-term investments are considered available-for-sale and are carried at fair value.  The short-term investments are considered current assets due to the Company’s ability and intent to use them to fund current operations.  The unrealized gains and losses related to these securities are included in accumulated other comprehensive income (loss).   When securities are sold, their cost is determined based on the first-in first-out method.  The realized gains and losses related to these securities are included in other income in the statements of operations.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  We have not recognized any impairment losses on non oil and gas long-lived assets.  Depreciation expense was $30 for the year ended December 31, 2009.

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718-10-55 (Prior authoritative literature: FASB Statement 123(R), Share-Based Payment).   This statement requires us to record an expense associated with the fair value of stock-based compensation.  We use the Black-Scholes option valuation model to calculate stock based compensation at the date of grant.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10-30 (Prior authoritative literature, FASB Statement 109, Accounting for Income Taxes).  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards requires the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

Stock Issuance

The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50-30 (Prior authoritative literature, EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods, or Services).

Net Income (Loss) Per Common Share

Net Income (Loss) per common share is based on the Net Income (Loss) divided by weighted average number of common shares outstanding.

Diluted earnings per share are computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method.  As the Company has a loss for the period ended December 31, 2009 the potentially dilutive shares are anti-dilutive and are thus not added into the earnings per share calculation.

As of December 31, 2009, there are 3,840,000 warrants that are issued and presently exercisable and represent potentially dilutive shares.  The warrants have an exercise price of between $.003 and $.85.  If all presently exercisable warrants were exercised the Company would receive proceeds of $3,060,000.

As of December 31, 2009 there are also 1,800,000 warrants that are issued but not presently exercisable.  These warrants have an exercise price of $.85 and vest in December 2011.

Full Cost Method

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center (“full cost pool”).  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition, and exploration activities.

Proceeds from property sales will generally be credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  There were no property sales for the years ended December 31, 2009 and 2008.

Capitalized costs associated with impaired properties and capitalized cost related to properties having proved reserves, plus the estimated future development costs, asset retirement costs under FASB ASC 410-20-25 (Prior authoritative literature:, FASB Statement 143, Accounting for Asset Retirement Obligations) will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers.  The costs of unproved properties are withheld from the depletion base until such time as they are either developed or abandoned.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Capitalized costs of oil and gas properties (net of related deferred income taxes) may not exceed an amount equal to the present value, discounted at 10% per annum, of the estimated future net cash flows from proved oil and gas reserves plus the cost of unevaluated properties (adjusted for related income tax effects).  Should capitalized costs exceed this ceiling, impairment is recognized.  The present value of estimated future net cash flows is computed by applying 12-month average price of oil and natural gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions.  Such present value of proved reserves’ future net cash flows excludes future cash outflows associated with settling asset retirement obligations that have been accrued on the Balance Sheet.  Should this comparison indicate an excess carrying value, the excess is charged to earnings as an impairment expense.  As of December 31, 2009 the Company has not realized any impairment of its properties.

Joint Ventures

The financial statements as of December 31, 2009 and 2008 include the accounts of the Company and its proportionate share of the assets, liabilities, and results of operations of the joint ventures it is involved in.

Use of Estimates

The preparation of financial statements under generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to certain factors involved in the valuation of share based compensation and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Impairment

FASB ASC 360-10-35-21 (Prior authoritative literature, FASB Statement 144, Accounting for the Impairment and Disposal of Long-Lived Assets), requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Oil and gas properties accounted for using the full cost method of accounting (which we use) are excluded from this requirement but continue to be subject to the full cost method’s impairment rules.  There was no impairment identified at December 31, 2009.

New Accounting Pronouncements

In March 2008, the FSAB issued FASB ASC 815-10-15 (Prior authoritative literature, FASB Statement 161, Disclosures About Derivative Instruments and Hedging Activities).   FASB ASC 815-10-15 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  FASB ASC 815-10-15 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.   The adoption of the provisions of FASB ASC 815-10-15 related to derivative instruments and hedging activities on January 1, 2009 did not have a material impact on the financial statements. This Statement does not impact the financial results as it is disclosure-only in nature.

In April 2009, the FASB issued FASB ASC 270-10-05 (Prior authoritative literature: APB 28-1, Interim Disclosures About Fair Value of Financial Instruments).  FASB ASC 270-10-05 amends FASB ASC 825-10-50 (Prior authoritative literature: FASB Statement 107, Disclosures About Fair Value of Financial Instruments) to require an entity to provide disclosures about fair value of financial instruments in interim financial information.  FASB ASC 270-10-05 is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The required disclosures are presented in Note 10 on a prospective basis.

In February 2008, the FASB issued FASB ASC 820-10-65-1 (Prior authoritative literature: FSP FAS 157-2/Statement 157, Effective Date of FASB Statement No. 157.) FASB ASC 820-10-65-1 delayed the effective date for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of the provisions of FASB ASC 820-10-65-1 related to nonfinancial assets and nonfinancial liabilities on January 1, 2009 did not have a material impact on the Financial Statements. See Note 10 for FASB ASC 820-10-65-1 disclosures.

In April 2009, the FASB issued FASB ASC 820-10-65-4 ( Prior authoritative literature: FASB Statement 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly) .  FASB ASC 820-10-65-4 provides additional guidance in estimating fair value, when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability.  FASB ASC 820-10-65-4 also provides additional guidance on circumstances that may indicate a transaction is not orderly.  FASB ASC 820-10-65-4 is effective for interim periods ending after June 15, 2009, and the Company has adopted its provisions during second quarter 2009.  FASB ASC 820-10-65-4 did not have a significant impact on the Company’s financial position, results of operations, cash flows, or disclosures.

In April 2009, the FASB issued FASB ASC 320-10-65 (Prior authoritative literature: FSP FAS 115-2/124-2, Recognition and Presentation of Other-Than-Temporary Impairments). The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts (recorded in other comprehensive income). This ASC is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of the provisions of this ASC in the second quarter 2009 did not have a material impact on the Financial Statements.

In June 2009, the FASB issued FASB ASC 860-10-05 (Prior authoritative literature: FASB Statement 166, Accounting for Transfers of Financial Assets). FASB ASC 860-10-05 is effective for fiscal years beginning after November 15, 2009. The Company is currently assessing the impact of FASB ASC 860-10-05 on its financial position and results of operations.

In June 2009, the FASB issued FASB ASC 810-10-25 (Prior authoritative literature: FASB Statement 167-Amendment to FIN 46(R), Consolidation of Variable Entities). FASB ASC 810-10-25 eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires a qualitative analysis to determine whether an enterprise’s variable interest gives it a controlling financial interest in a variable interest entity. FASB ASC 810-10-25 contains certain guidance for determining whether an entity is a variable interest entity. This statement also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. FASB ASC 810-10-25 will be effective as of the beginning of the Company’s 2010 fiscal year. The Company is currently evaluating the impact of the adoption of FASB ASC 810-10-25.

In June 2009, the FASB issued FASB ASC 105-10-65 (Prior authoritative literature: FASB Statement 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). Under FASB ASC 105-10-65, the FASB Accounting Standards Codification ™ (the “Codification”) becomes the exclusive source of authoritative U.S. generally accepted accounting principles (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards, with the exception of certain non-SEC accounting literature which will become nonauthoritative. FASB ASC 105-10-65 is effective for the Company’s 2009 third fiscal quarter. The adoption of FASB ASC 105-10-65 did not have a material impact on the Company’s Financial Statements. All references to U.S. GAAP provided in the notes to the Financial Statements have been updated to conform to the Codification.

In October 2009, the FASB issued ASU No. 200-13, Revenue Recognition — Multiple Deliverable Revenue Arrangements (“ASU 2009-13”).  ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25.  The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance.  The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting.  This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral.  The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables.  Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance.  This guidance expands the disclosures required for multiple-element revenue arrangements.  Effective for interim and annual reporting periods beginning after December 15, 2009.  The Company is currently evaluating the potential impact, if any, of this guidance on its financial statements.

NOTE 3     SHORT-TERM INVESTMENTS

All marketable debt and equity securities that are included in short-term investments are considered available-for-sale and are carried at fair value.  The short-term investments are considered current assets due to the Company’s ability and intent to use them to fund current operations.  The unrealized gains and losses related to these securities are included in accumulated other comprehensive income (loss).   When securities are sold, their cost is determined based on the first-in first-out method.  The realized gains and losses related to these securities are included in other income in the statements of operations.

The following is a summary of our short-term investments as of December 31, 2009:

			Fair Market
	Cost at		Value at
	December 31,	Unrealized	December 31,
	2009	Gain	2009
Corporate Bonds	$268,665	$6,486	$275,151

For the year ended December 31, 2009 there were realized gains of $14,803 recognized on the sale of investments.

NOTE 4     PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008 consisted of the following:

	Year Ended December 31,
	2009	2008
Oil and Gas Properties, Full Cost Method
Unevaluated Costs, Not Subject to Amortization or Ceiling Test	$4,477,236	$872,375
Evaluated Costs	0	0
	4,477,236	872,375
Office Equipment, Furniture, Leasehold Improvements and Software	17,748	0
	4,494,984	872,375
Less: Accumulated Depreciation, Depletion and Amortization
Property and Equipment	30	0
Total	$4,494,954	$872,375

NOTE 5     OIL AND GAS PROPERTIES

Major Joint Venture

In May 2008, the Company entered into a Major Joint Venture Agreement with a third-party partner to acquire certain oil and gas leases in the Tiger Ridge Gas Field in Blaine, Hill, and Choteau Counties of Montana. Under the terms of the agreement, the Company is responsible for all lease acquisition costs. The third party joint venture partner is responsible for coordinating the geology, acquiring the leases in its name, preparing and disseminating assignments, accounting for the project costs and administration of the well operator. The Company controls an 87.5% working interest on all future production and reserves, while the third party joint venture partner controls 12.5%.  The joint venture had accumulated oil and gas leases totaling 50,014 and 12,737 net mineral acres as of December 31, 2009 and 2008, respectively. The Company has committed to a minimum of $1,000,000 up to $2,000,000 toward this joint venture. The third-party joint venture partner issues cash calls during the year to replenish the joint venture cash account. The Company’s contributions to the joint venture totaled $1,410,000 and $465,000 as of December 31, 2009 and 2008, respectively. The unutilized cash balance was $88,276 and $146,460 as of December 31, 2009 and 2008, respectively.

Tiger Ridge Joint Venture

In November 2009, the Company entered into the Tiger Ridge Joint Venture Agreement with a third-party and a well operator to develop and exploit a drilling program in two certain blocks of acreage in the Major Joint Venture, which is an area of mutual interest. The Company controls a 70.0% working interest, while the third party investor and well operator control 10% and 20%, respectively.  The Agreement requires that all parties contribute in cash their proportional share to cover all costs incurred in developing these blocks of acreage for drilling.

Big Snowy Joint Venture

In October 2008, the Company entered into the Big Snowy Joint Venture Agreement with an administrator third-party to acquire certain oil and gas leases in the Heath Oil play in Musselshell, Petroleum, Garfield, Rosebud and Fergus Counties of Montana, and another third party to perform as the operator.  Under the terms of the agreement, the Company is responsible for 72.5% of lease acquisition costs, and the other two third-parties are individually responsible for 2.5% and 25% of the lease acquisition costs. The administrator third party joint venture partner is responsible for coordinating the geology, acquiring the leases in its name, preparing and disseminating assignments, accounting for the project costs and administration of the well operator.  The Company controls a 72.5% working interest on all future production and reserves, while the administrator third party joint venture partner controls 2.5% and well operator controls 25%.  The joint venture had accumulated oil and gas leases totaling 33,562 and 17,203 net mineral acres as of December 31, 2009 and 2008, respectively.  The Company is committed to a minimum of $1,000,000 up to $1,993,750 toward this joint venture, with all partners, including the Company, committing a minimum of $2,750,000.  The administrator third-party joint venture partner issues cash calls during the year to replenish the joint venture cash account. The Company’s contributions to the joint venture totaled $724,744 and $407,375 as of December 31, 2009 and 2008, respectively.  The unutilized cash balance was $292,895 and $11,806 as of December 31, 2009 and 2008, respectively.

North Dakota Acquisitions

In August 2009, the Company participated in a federal lease sale and acquired assignment of certain oil leases in Mountrail County, North Dakota for a total purchase price of $351,562 for approximately 66 net acres.

In November 2009, the Company participated in a federal lease sale and acquired assignment of certain oil leases in McKenzie and Mountrail Counties, North Dakota for a total purchase price of $1,836,774 for approximately 263 net acres.

The Company has also completed other miscellaneous acquisitions in North Dakota.

NOTE 6     PREFERRED AND COMMON STOCK

The Company has authorized 10,000,000 shares of preferred stock.  No shares of preferred stock have been issued as of December 31, 2009.

On April 18, 2008 the Company issued for cash, 9,300,000 shares of par value common stock.

In May 2008, the Company completed a private placement offering of 7,490,001 shares of common stock to accredited investors at a subscription price of $.35 per share for total gross proceeds of $2,621,500.  The offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.  The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

In 2009, the Company completed a private placement offering of 3,393,921 shares of common stock to accredited investors at a subscription price of $.85 per share for total gross proceeds of $2,884,833.  As part of this private placement the Company entered into an introduction letter agreement with Lantern Advisers, LLC.  As compensation for the work performed, Lantern Advisers, LLC received 202,083 shares of restricted common stock of the Company and $67,361 in cash.  The fair value of the restricted stock was $171,771 or $.85 per share, the market value of a share of common stock on the date the transaction closed.  These costs were netted against the proceeds of the offering through Additional Paid-In Capital.  The offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.  The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

In September 2009, the Company issued 43,500 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $36,975 or $.85 per share, the market value of the shares of common stock on the date of issuance, and expensed as general and administrative expenses.  The shares were valued at the fair value of the Company’s stock on the date of the issuance.

In December 2009, the Company issued 150,000 shares of common stock to an executive of the Company as compensation for his services.  The executive was fully vested in the shares on the date of the grant.  The fair value of the stock issued was $127,500 or $.85 per share, the market value of a share of common stock on the date the stock was granted.  The entire amount of this stock award was expensed in the year ended December 31, 2009.

Restricted Stock Awards

During the year ended December 31, 2009, The Company issued 540,000 restricted shares of common stock as compensation to officers of the Company. The restricted shares vest on December 1, 2011 and December 31, 2011.  As of December 31, 2009, there was approximately $456,000 of total unrecognized compensation expense related to unvested restricted stock. This compensation expense will be recognized over the remaining vesting period of the grants.  The Company has assumed a zero percent forfeiture rate for restricted stock.

The following table reflects the outstanding restricted stock awards and activity related thereto for the year ended December 31, 2009:

	Year Ended
	December 31, 2009
		Weighted-
	Number of	Average
	Shares	Price
Restricted Stock Awards:
Restricted Shares Outstanding at the Beginning of the Year	—	$—
Shares Granted	540,000	$.85
Lapse of Restrictions	—	$—
Restricted Shares Outstanding at the End of the Year	540,000	$.85

Stock Split

On January 25, 2010, the Company’s Board of Directors and a majority of its stockholders approved a 3-for-1 stock split pursuant to which all stockholders of record received three shares of common stock for each single share of common stock owned as of the record date. This stock split increased the issued and outstanding shares by approximately 14,100,000 and the outstanding warrants by approximately 3,600,000.  Generally accepted accounting principles require that the stock split be applied retrospectively to all periods presented.  As a result, all stock and warrant transactions have been adjusted to account for the 3-for-1 stock split.

NOTE 7    WARRANTS

The Company accounts for stock-based compensation under the provisions of FASB ASC 718-10-55 (Prior authoritative literature: FASB Statement 123(R), Share-Based Payment).   This statement requires us to record an expense associated with the fair value of stock-based compensation.  We use the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants granted in 2009 we used a variety of comparable and peer companies to determine the expected volatility input based on the expected term of the warrants.  We believe the use of peer company data fairly represents the expected volatility we would experience were we a public company at the time of issuance.  The Company used the simplified method to determine the expected term of the warrants due to the lack of historical data.  Changes in these assumptions can materially affect the fair value estimate.  The total fair value of the warrants is recognized as compensation over the vesting period.

Warrants Granted September15, 2009

On September 15, 2009, the Company issued a consultant warrants to purchase a total of 240,000 shares of common stock exercisable at $0.003 per share.   The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. The vesting of the warrants was contingent on the Company owning lease or mineral rights representing a total of seventy-five thousand net mineral acres in North Dakota and Montana.  Since the Company owned leases or mineral rights in excess of seventy-five thousand net acres at December 31, 2009 the entire fair value of the warrants was expensed in 2009.  These warrants were exercised in January 2010.

The following assumptions were used for the Black-Scholes model:

September 15,
2009
Risk free rates	2.41%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	2.5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.85
Total warrants granted	240,000
Total weighted average fair value of warrants granted	$203,925

Warrants Granted November 1, 2009

On November 1, 2009, the Company issued two consultants and two directors warrants to purchase a total of 3,600,000 shares of common stock exercisable at $.85 per share.  Each of the directors was issued 1,500,000 warrants and each of the consultants was issued 300,000 warrants.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. The directors and consultants were fully vested in the warrants on the date of the grant.  The fair value of these warrants was expensed in 2009. None of these warrants were exercised in 2009.

The following assumptions were used for the Black-Scholes model:

November 1,
2009
Risk free rates	2.33%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.52
Total warrants granted	3,600,000
Total weighted average fair value of warrants granted	$1,866,270

Warrants Granted December 1, 2009

On December 1, 2009, the Company issued its Chief Financial Officer warrants to purchase a total of 300,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 1, 2011.  As of December 31, 2009, there was approximately $153,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants. The Company recognized $6,646 of expense related to these warrants in 2009.

The following assumptions were used for the Black-Scholes model:

December 1,
2009
Risk free rates	2.03%
Dividend yield	0%
Expected volatility	68.98%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.53
Total warrants granted	300,000
Total weighted average fair value of warrants granted	$159,513

Warrants Granted December 31, 2009

On December 31, 2009, the Company issued its Chief Executive Officer warrants to purchase a total of 1,500,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 31, 2011.  As of December 31, 2009, there was approximately $807,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants. The Company recognized no expense related to these warrants in 2009.

The following assumptions were used for the Black-Scholes model:

December 31,
2009
Risk free rates	2.69%
Dividend yield	0%
Expected volatility	68.92%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.54
Total warrants granted	1,500,000
Total weighted average fair value of warrants granted	$806,649

The table below reflects the status of warrants outstanding at December 31, 2009:

	Common	Exercise	Expiration
Issue Date	Shares	Price	Date
September 15, 2009	240,000	$.003	September15, 2014
November 1, 2009	3,600,000	$.85	November1, 2019
December 1, 2009	300,000	$.85	December1, 2019
December 31, 2009	1,500,000	$.85	December31, 2019
	5,640,000

Currently Outstanding Warrants

•	No warrants were forfeited or expired during the year ended December 31, 2009.

•

The Company recorded expense related to these warrants of $2,076,841 for the year ended December 31, 2009.  There is $959,316 of compensation expense that will be recognized in future years relating to warrants that have been granted as of December 31, 2009.

•	There are 3,840,000 warrants that are exercisable at December 31, 2009.

•	No warrants were exercised during the year ended December 31, 2009.

•	The per-share weighted average exercise price of the outstanding warrants was $.81 at December 31, 2009.

•	The remaining average contractual life of the outstanding warrants was 9.7 years at December 31, 2009.

NOTE 8     INCOME TAXES

The Company utilizes the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with FASB ASC 740-10-30 ( Prior authoritative literature: FASB Statement 109, Accounting for Income Taxes). Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax expense (benefit) for the periods ended December 31, 2009, and 2008 consists of the following:

	2009	2008
Current Income Taxes	$—	$6,464
Deferred Income Taxes

Federal	(717,000)	—
State	(160,000)	—
Increase in Valuation Allowance	877,000

Total Expense	$—	$6,464

The following is a reconciliation of the reported amount of income tax expense for the periods ended December 31, 2009 and 2008 to the amount of income tax expenses that would result from applying the statutory rate to pretax income.

Reconciliation of reported amount of income tax expense:

	2009	2008
Income (Loss) Before Taxes and NOL	$(2,277,192)	$23,198
Federal Statutory Rate	X 34%	X 34%
Taxes (Benefit) Computed at Federal Statutory Rates	(774,000)	7,900
State Taxes (Benefit), Net of Federal Taxes	(103,000)	1,600
Effects of:
Other		(3,036)
Change in Valuation	877,000	—
Reported Provision (Benefit)	$—	$6,464

At December 31, 2009, the Company has a net operating loss carryforward for Federal income tax purposes of $192,000, which expires during the tax year 2029.

The components of the Company’s deferred tax asset were as follows:

	Year Ended December 31,
	2009	2008
Deferred Tax Assets
Current:
Share Based Compensation (Warrants)	$799,000	$—

Unrealized Investment Gains	(2,000)	—

Current	797,000	—

Non-Current:
Net Operating Loss Carryforwards (NOLs)	74,000	—
Share Based Compensation (Warrants)	3,000	—
Share Based Compensation (Restricted Stock)	1,000	—

Non-Current	78,000	—

Total Deferred Tax Assets	875,000	—
Less: Valuation Allowance	875,000	—
Net Deferred Tax Asset	$—	$—

In June 2006, FASB issued FASB ASC 740-10-05-6 (Prior authoritative literature: FASB Statement 48, Accounting for Uncertainty in Income Taxes).  Under FASB ASC 740-10-05-6, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the year ended December 31, 2008, we had $196 of interest and penalties in our Statement of Operations.  This amount was accrued on our Balance Sheet as of December 31, 2008.  For the year ended December 31, 2009, we did not recognize any interest or penalties in our Statement of Operations, nor did we have any interest or penalties accrued in our Balance Sheet at December 31, 2009 relating to unrecognized benefits.

The 2008 tax year remains open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

NOTE 9     OPERATING LEASES

Office Equipment

The Company leases certain office equipment under a noncancelable operating lease.  Total rent expense under the agreements was approximately $168 for the year ended December 31, 2009.

Minimum future lease payments under this noncancelable lease are as follows:

Year Ending December 31,	Amount
2010	$2,010
2011	2,010
2012	1,843
Total	$5,863

Building

Effective January 2010, the Company entered into an operating lease agreement to lease 480 square feet of office space.  The lease requires gross monthly lease payments of $420.  The lease expires in December 2010.

Minimum future lease payments under the building lease are $5,040 in the year ending December 31, 2010.

NOTE 10     FAIR VALUE

FASB ASC 820-10-55 (Prior authoritative literature: FASB Statement 157, Fair Value Measurements) defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820-10-55 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820-10-55 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following schedule summarizes the valuation of financial instruments measured at fair value on a recurring basis in the balance sheet as of December 31, 2009.

	Fair Value Measurements at December 31, 2009 Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Short-Term Investments (See Note 3)	$275,151	$—	$—

Level 1 assets consist of corporate bonds, the fair value of these treasuries is based on quoted market prices.

NOTE 11       FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents and accounts payable. The carrying amount of cash and cash equivalents and accounts payable approximate fair value because of their immediate or short-term maturities.

NOTE 12     COMPREHENSIVE INCOME

The Company follows the provisions of FASB ASC 220-10-55 (Prior authoritative literature: FASB Statement 130, Reporting Comprehensive Income) which establishes standards for reporting comprehensive income.  In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to stockholders of the Company.

For the periods indicated, comprehensive income (loss) consisted of the following:

	Year Ended December 31, 2009	For the Period From April 18, 2008 through December 31, 2008	For the Period from Inception (April 18, 2008) through December 31, 2009
Net Income (Loss)	$(2,277,192)	$16,734	$(2,260,458)
Unrealized gains on Short-term Investments	6,486	—	6,486

Other Comprehensive Income (loss)	$(2,270,706)	$16,734	$(2,253,972)

NOTE 13               GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in its exploration stage and had net losses in 2008 and 2009, which will likely continue in the future.

Management believes that its limited exposure and history of successfully raising capital through private placements is sufficient to sustain current operations through 2010. It should also be noted that the company pays only one salary at this time, has limited general and administrative expenses, and minimal future operating lease commitments. However should the Company decide to enter into agreements to develop properties with its own capital, it would need to raise additional funds. There can be no assurances such funds would be available and in the event they were not, the Company may be unable to continue to operate. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 14     SUBSEQUENT EVENTS

On January 7, 2010, the Company’s Board of Directors approved an agreement with Great North Capital Consultants, Inc. (“Great North Capital”) to raise capital for oil and gas drilling and other corporate activities. The capital raise generated $847,000 in capital from the sale of 308,000 restricted shares of common stock to accredited investors. Great North Capital was paid $67,760 cash and 203,280 unregistered shares of the Company’s common stock for services performed.  The Offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.

On March 10, 2010 the Company agreed to purchase all right, title and interests of South Fork Exploration, LLC (“SFE”) in certain oil, gas and mineral leases totaling approximately 3,111 net mineral acres in McLean, Mountrail and Williams County, North Dakota and Sheridan County, Montana. SFE is wholly owned by J.R. Reger, CEO and shareholder of Plains Energy Investments, Inc.

Under the agreement, the Company will pay SFE $1,374,375 cash and issue 2,573,346 unregistered shares of the Company’s common stock.   The transaction is contingent upon receipt of a fairness opinion from an independent party acceptable in form and substance to the Company confirming that the terms of the proposed transaction are fair and reasonable to the Company and its shareholders and executed assignments from SFE on a county-by-county basis.  SFE provided a fairness opinion on March 15, 2010.  The not payable was recognized and shares were issued effective March 31, 2010.

On March 15, 2010, the Company’s Board of Directors approved a purchase agreement with Bakken Explorations (“BE”).  Under the terms of the agreement, the Company agrees to pay BE $650 per net mineral acre as consideration for the assignment of leases covering an aggregate of 827.66672 net acres, contingent upon the Company’s successful performance of its own examination of BE’s title to the leases. The Company must complete its examination of title by April 15, 2010.